EXECUTION VERSION

Exhibit 10.2

SUPPLEMENTAL INDENTURE (the Supplemental Indenture) dated as of June 27, 2023 between:

SILVER POINT SCF CLO I, LTD., an exempted company incorporated with limited liability under the laws of the Cayman Islands (the Issuer);

SILVER POINT SCF CLO I, LLC, a limited liability company under the laws of the State of Delaware (the Co-Issuer and, together with the Issuer, the Co-Issuers); and

U.S. BANK TRUST COMPANY, NATIONAL ASSOCIATION (successor in interest to U.S. Bank National Association), a national banking association, as trustee (together with its permitted successors and assigns in such capacity, the Trustee) and as collateral agent (together with its permitted successors and assigns in such capacity, the Collateral Agent).

Preliminary StatementS

The Co-Issuers, the Trustee and the Collateral Agent are party to an Indenture and Security Agreement dated as of September 9, 2021 (as amended and supplemented from time to time, the Indenture) relating to Class A-1a Notes, Class A-1b Notes, Class A-2a Notes, Class A-2b Notes, Class B-1 Notes, Class B-2 Notes, Class C Notes, Class D Notes and Subordinated Notes due 2032.

The Co-Issuers have requested that the Collateral Agent and Trustee enter into, and the Trustee and the Collateral Agent are willing to enter into, this Supplemental Indenture in order to make certain Benchmark Replacement Conforming Changes to the Indenture following the occurrence of a Benchmark Replacement Date.

Section 8.1(a) of the Indenture provides that, without the consent or direction of the Holders, the Trustee, the Collateral Agent and the Co-Issuers may enter into one or more indentures supplemental to the Indenture following the occurrence of a Benchmark Transition Event and its related Benchmark Replacement Date, to make Benchmark Replacement Conforming Changes as are necessary or advisable in the reasonable judgment of the Collateral Manager to facilitate the change in the Benchmark.

The Collateral Manager has delivered to the Trustee a Certificate of the Collateral Manager certifying, among other things, (i) the designation of April 3, 2023 as the Benchmark Replacement Date and the establishment of a Benchmark Replacement and (ii) that the modifications set forth in this Supplemental Indenture are, with respect to Term SOFR, technical, administrative and operational changes that the Collateral Manager has deemed to be appropriate to reflect the adoption of Term SOFR (plus the related Benchmark Adjustment) as the Benchmark Replacement in a manner substantially consistent with market practice and as such they are Benchmark Replacement Confirming Changes.

The Collateral Agent has provided to the Collateral Manager, the Collateral Administrator, the Loan Agent (for delivery to the Class A-1 Lenders), the Rating Agency and the Noteholders a notice attaching a copy of this Supplemental Indenture not later than 15 Business Days prior to the execution hereof.

NOW THEREFORE, for good and valuable consideration, the receipt of which is hereby acknowledged, the Co-Issuers, the Trustee and the Collateral Agent hereby agree as follows:

Section 1. Definitions and Incorporation of Preliminary Statements. Terms used but not otherwise defined herein, including the Preliminary Statements hereto, shall have the respective meanings given to such terms in the Indenture. The Preliminary Statements hereto are incorporated and made a part of this Supplemental Indenture.

Section 2. Amendments. With effect from and including the date hereof (the Amendment Date), the Indenture shall be amended as follows:

(a) The definition of "Aggregate Funded Spread" in Section 1.1 of the Indenture is amended to read as follows:

"Aggregate Funded Spread": As of any Measurement Date, the sum of: (a) an amount equal to the sum of the products calculated with respect to each Floating Rate Obligation (other than a Defaulted Obligation or a Deferring Obligation) that bears interest at a spread over a London interbank offered rate based index (including, for any Deferrable Obligation or Partial Deferrable Obligation, only the excess of the required current cash pay interest required by the Underlying Documents thereon over the applicable index and excluding the unfunded portion of any Delayed Drawdown Collateral Obligation and Revolving Collateral Obligation), (i) the stated interest rate spread payable in Cash on such Collateral Obligation above such index multiplied by (ii) the outstanding Principal Balance of such Collateral Obligation; provided that, with respect to any Benchmark Floor Obligation, the stated interest rate spread payable in Cash on such Collateral Obligation over the applicable index shall be deemed to be equal to the sum of (x) the stated interest rate spread payable in Cash over the applicable index and (y) the excess, if any, of the specified “floor” rate relating to such Collateral Obligation over the applicable index; and

(b) an amount equal to the sum of the products calculated with respect to each Floating Rate Obligation (other than a Defaulted Obligation or a Deferring Obligation) (including, for any Deferrable Obligation or Partial Deferrable Obligation, only the excess of the required current cash pay interest required by the Underlying Documents thereon over the applicable index and excluding the unfunded portion of any Delayed Drawdown Collateral Obligation and Revolving Collateral Obligation) that bears interest at a spread over an index other than a London interbank offered rate (i) the excess, if any, of (x) the sum of such spread and such index payable in Cash over (y) the Benchmark as of the immediately preceding Interest Determination Date (which spread or excess may be expressed as a negative percentage) multiplied by (ii) the outstanding Principal Balance of each such Collateral Obligation;

provided that, notwithstanding the foregoing, if a Benchmark Replacement has been adopted, and such Benchmark Replacement is the same Benchmark currently in effect for determining interest on a Floating Rate Obligation, references to "London interbank offered rate based index" in this definition of Aggregate Funded Spread with respect to such Floating Rate Obligation shall be deemed to be a reference to such Benchmark that is the same as the Benchmark Replacement; provided, further, that, for purposes of this definition, (i) the interest over the applicable index in respect of a floating rate Step-Down Obligation shall be deemed to be the lowest possible interest spread over such index under the Underlying Documents relating to such Step-Down Obligation and (ii) a Step-Up Obligation will be treated as having the then current per annum interest rate or spread over the applicable index or benchmark rate.

(b) The definition of "Benchmark" in Section 1.1 of the Indenture is amended to read as follows:

"Benchmark": With respect to (a) the Floating Rate Debt, (i) from the Closing Date to the first Benchmark Replacement Date, LIBOR and (ii) after the first Benchmark Replacement Date, the sum of (x) Term SOFR and (y) the Benchmark Replacement Adjustment (26.161 basis points); provided that if a Benchmark Transition Event and its related Benchmark Replacement Date have occurred with respect to Term SOFR or the then-current Benchmark and a Benchmark Replacement has been designated, then "Benchmark" with respect to the Floating Rate Debt means the applicable Benchmark Replacement; provided, further, that the Benchmark with respect to the Floating Rate Debt will be no less than zero and (b) any Floating Rate Obligation, the reference rate applicable to such Floating Rate Obligation calculated in accordance with the related Underlying Documents.

(c) Clause (a)(1) of the definition of “Benchmark Replacement” in Section 1.1 of the Indenture is replaced in its entirety with the following:

(1) [reserved];

(d) The definition of "Credit Risk Criteria" in Section 1.1 of the Indenture is amended by adding ", SOFR" immediately after "Libor" in the first line of clause (a) thereof.

(e) The definition of “Designated Reference Rate” in Section 1.1 of the Indenture is amended to read as follows:

“Designated Reference Rate”: The quarterly reference or base rate (and, if applicable, the methodology for calculating such reference rate) determined by the Collateral Manager (in its commercially reasonable discretion) based on the rate acknowledged as a standard replacement in the leveraged loan market for the then current Benchmark by the Loan Syndications and Trading Association®, which may include a modifier applied to a reference or base rate in order to cause such rate to be comparable to the Benchmark then in effect with respect to the Floating Rate Debt, which modifier is recognized or acknowledged as being the industry standard by the Loan Syndications and Trading Association and which modifier may include an addition or subtraction to such unadjusted rate.

(f) The definition of “Fallback Rate” in Section 1.1 of the Indenture is amended to read as follows:

“Fallback Rate”: XE "Fallback Rate" The rate determined by the Collateral Manager as follows: (a) the sum of (i) the quarterly-pay rate associated with the reference rate applicable to the largest percentage of the Floating Rate Obligations (as determined by the Collateral Manager as of the applicable Interest Determination Date) plus (ii) in order to cause such rate to be comparable to the Benchmark then in effect with respect to the Floating Rate Debt, the average of the daily difference between such Benchmark (as determined in accordance with the definition thereof) and the rate determined pursuant to clause (i) above during the 90 Business Day period immediately preceding the date on which the Benchmark then applicable to the Floating Rate Debt was last determined, as calculated by the Collateral Manager, which may consist of an addition to or subtraction from such unadjusted rate and (b) if a rate cannot be determined using clause (a), the Designated Reference Rate; provided that if a Benchmark Replacement that is not the Fallback Rate can be determined by the Collateral Manager at any time when the Fallback Rate is effective, then the Fallback Rate shall be such other Benchmark Replacement (notice of which shall be provided by the Collateral Manager to the Issuer, the Collateral Agent and the Calculation Agent); provided, further, that the Fallback Rate shall not be a rate less than zero.

(g) The definition of "Interest Determination Date" in Section 1.1 of the Indenture is amended to read as follows:

"Interest Determination Date": With respect to each Interest Accrual Period (a) for which LIBOR is the Benchmark, the second London Banking Day preceding the first day of such Interest Accrual Period and (b) for which Term SOFR is the Benchmark, the day that is two U.S. Government Securities Business Days preceding the first day of such Interest Accrual Period; provided that solely with respect to the first Interest Accrual Period, the Interest Determination Date will be (i) with respect to the portion of the first Interest Accrual Period comprising the period from the Closing Date to but excluding the First LIBOR Period End Date, the second London Banking Day preceding the Closing Date and (ii) with respect to the remainder of the first Interest Accrual Period, the second London Banking Day preceding the First LIBOR Period End Date.

(h) The definition of "Libor Floor Obligation" in Section 1.1 of the Indenture is replaced in its entirety with the following (to be included in Section 1.1 of the Indenture in appropriate alphabetical order):

"Benchmark Floor Obligation": As of any date of determination, a Floating Rate Obligation (a) the interest in respect of which is paid based on a benchmark rate and (b) that provides that such benchmark rate is (in effect) calculated as the greater of (i) a specified “floor” rate per annum and (ii) the benchmark rate for the applicable interest period for such Collateral Obligation.

(i) The definition of "Reference Time" in Section 1.1 of the Indenture is amended to read as follows:

"Reference Time": With respect to any determination of the Benchmark means (1) if the Benchmark is LIBOR, 11:00 a.m. (London time) on the Interest Determination Date, (2) if the Benchmark is Term SOFR, 6:00 a.m. (New York time) and (3) if the Benchmark is neither LIBOR nor Term SOFR, the time determined by the Collateral Manager in accordance with the Benchmark Replacement Conforming Changes.

(j) The definition of "Term SOFR" in Section 1.1 of the Indenture is amended to read as follows:

"Term SOFR": The forward-looking term rate for the relevant Index Maturity based on SOFR published by the Term SOFR Administrator on the related Interest Determination Date; provided, that if as of 5:00 p.m. (New York City time) on any Interest Determination Date, the forward-looking term rate for the applicable Index Maturity has not been published by the Term SOFR Administrator, then Term SOFR will be (x) the forward-looking term rate for the applicable Index Maturity as published by the Term SOFR Administrator on the first preceding U.S. Government Securities Business Day for which such rate was published by the Term SOFR Administrator so long as such first preceding U.S. Government Securities Business Day is not more than five Business Days prior to such Interest Determination Date or (y) if Term SOFR cannot be determined in accordance with clause (x) of this proviso, Term SOFR shall be Term SOFR as determined in the previous Interest Determination Date.

(k) The following definitions are added to Section 1.1 of the Indenture in appropriate alphabetical order:

"Term SOFR Administrator": CME Group Benchmark Administration Limited, or a successor administrator of the forward-looking term rate on SOFR selected by the Collateral Manager with notice to the Trustee and the Collateral Administrator.

"U.S. Government Securities Business Day": Any day except for a Saturday, Sunday or a day on which The Securities Industry and Financial Markets Association (or a successor) recommends that the fixed income departments of its members be closed for the entire day for the purpose of trading in U.S. government securities.

(l) The Indenture is hereby amended to replace all references to "Libor Floor Obligation" with "Benchmark Floor Obligation".

(m) The first sentence of Section 7.16(b) of the Indenture is hereby amended to read as follows:

The Calculation Agent shall be required to agree (and the Collateral Administrator as Calculation Agent does hereby agree) that, on each Interest Determination Date, but in no event later than 11:00 a.m. New York time on the U.S. Government Securities Business Day immediately following each Interest Determination Date, the Calculation Agent will calculate the Interest Rate applicable to each Class of Secured Debt (other than the Fixed Rate Debt) during the related Interest Accrual Period and the Debt Interest Amount (in each case, rounded to the nearest cent, with half a cent being rounded upward) payable in respect of each Class of Secured Debt on the related Payment Date in respect of the related Interest Accrual Period.

(n) Section 10.7(a)(iv)(E) of the Indenture is hereby amended to read as follows:

(x) The related interest rate or spread (in the case of a Benchmark Floor Obligation, calculated both with and without regard to the applicable specified “floor” rate per annum), (y) if such Collateral Obligation is a Benchmark Floor Obligation, the related benchmark floor and (z) the identity of any Collateral Obligation that is not a Benchmark Floor Obligation and for which interest is calculated with respect to any index other than the related benchmark.

Section 3. Execution, Delivery and Validity. Each of the Issuer and the Co-Issuer represents and warrants to the Trustee and the Collateral Agent that this Supplemental Indenture has been duly and validly executed and delivered by the Issuer or the Co-Issuer, as applicable, and constitutes its respective legal, valid and binding obligation, enforceable against the Issuer and the Co-Issuer in accordance with its terms.

Section 4. Indenture Otherwise Unchanged. Except as herein provided, the Indenture shall remain unchanged and in full force and effect, and each reference to the Indenture, and words of similar import in any Transaction Document, shall be a reference to the Indenture as amended hereby, and as the same may be further amended, supplemented and otherwise modified and in effect from time to time.

Section 5. Binding Effect. This Supplemental Indenture shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

Section 6. Counterparts. This Supplemental Indenture may be executed and delivered in counterparts (including by e-mail, facsimile or other electronic transmission), each of which will be deemed an original, and all of which together constitute one and the same instrument. Delivery of an executed counterpart of this Supplemental Indenture by e-mail (PDF), facsimile or other electronic transmission shall be effective as delivery of a manually executed counterpart of this Supplemental Indenture. The words "execution," "execute", "signed," "signature," and words of like import in or related to any document to be signed in connection with this Supplemental Indenture and the transactions contemplated hereby shall be deemed to include electronic signatures approved by the parties hereto (and, for the avoidance of doubt, electronic signatures utilizing the DocuSign platform shall be deemed approved), or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act.

Section 7. Governing Law. THIS SUPPLEMENTAL INDENTURE SHALL BE CONSTRUED IN ACCORDANCE WITH, AND THIS SUPPLEMENTAL INDENTURE AND ALL MATTERS ARISING OUT OF OR RELATING IN ANY WAY WHATSOEVER (WHETHER IN CONTRACT, TORT OR OTHERWISE) TO THIS FIRST SUPPLEMENTAL INDENTURE SHALL BE GOVERNED BY, THE LAW OF THE STATE OF NEW YORK.

Section 8. Limited Recourse; Non-petition. The terms of Section 2.7(i) and Section 13.1(b) of the Indenture shall apply to this Supplemental Indenture mutatis mutandis as if fully set forth herein.

Section 9. The Trustee and Collateral Agent. Without limiting the generality of the foregoing, neither the Trustee nor the Collateral Agent assumes any responsibility for the correctness of the recitals or preliminary statements contained herein, which shall be taken as the statements of the Co-Issuers and neither the Trustee nor the Collateral Agent shall not be responsible or accountable in any way whatsoever for or with respect to the validity execution or sufficiency of this Supplemental Indenture and makes no representation with respect thereto. In entering into this Supplemental Indenture, each of the Trustee and the Collateral Agent shall be entitled to the benefit of every provision of the Indenture relating to the conduct of or affecting the liability of or affording protection to the Trustee and the Collateral Agent. By their signatures hereto, the Issuer and Co-Issuer hereby direct the Trustee and the Collateral Agent to execute this Supplemental Indenture and acknowledge and agree that the Trustee and the Collateral Agent will be fully protected in relying upon the foregoing direction.

[Signature pages follows]

IN WITNESS WHEREOF, we have set our hands as of the day and year first written above.

EXECUTED as a DEED by:

SILVER POINT SCF CLO I, LTD.,
as Issuer

By: /s/ John Fawkes
Name: John Fawkes
Title: Director

SILVER POINT SCF CLO I, LLC,
as Co-Issuer

By: /s/ Donald J. Puglisi
Name: Donald J. Puglisi
Title: Independent Manager

U.S. BANK TRUST COMPANY, NATIONAL ASSOCIATION,
as Trustee

By: /s/ Elaine Mah
Name: Elaine Mah
Title: Senior Vice President

U.S. BANK TRUST COMPANY, NATIONAL ASSOCIATION,
as Collateral Agent

By: /s/ Elaine Mah
Name: Elaine Mah
Title: Senior Vice President